EXHIBIT 16

    LETTER FROM MORGAN & COMPANY CHARTERED ACCOUNTANTS, DATED APRIL 14, 2005


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EXHIBIT 16





                                 April 14, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

Re:     XPENTION GENETICS, INC. (FORMERLY BAYVIEW CORPORATION)
        COMMISSION FILE NO. 333-107179

We have read the statements of Xpention Genetics, Inc. (formerly Bayview corporation) pertaining to our firm included under Item 4.01 of Form 8-K dated April 8, 2005 and agree with statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Morgan & Company Chartered Accountants
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Morgan & Company Chartered Accountants

Copy to:  Xpention Genetics, Inc. (formerly Bayview Corporation)